UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): November 10, 2025

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2025 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Willis Lease Finance Corporation (the “Company”) approved, effective as of the Grant Date, the grant of a non-qualified stock option (the “Option Award”) to the Executive Chairman of the Board, Charles F. Willis IV, to purchase up to 300,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”). The Option Award is intended to retain and incentivize Mr. Willis to continue in the role of Executive Chairman and is structured to vest over a four-year period as further outlined below.

The Option Award will vest, subject generally to Mr. Willis’s continued service with the Company, in four equal annual installments on each of the first four anniversaries of the Grant Date, or, if earlier, upon a change in control. The Option Award will have a six-year term, measured from the Grant Date, and will be granted with an exercise price equal to the greater of (i) Fair Market Value (as defined in the Company’s 2023 Incentive Stock Plan (the “2023 Plan”) of the Common Stock on the Grant Date and (ii) the five-day average volume weighted average Fair Market Value of the Common Stock for the five trading days occurring from (and including) the Grant Date through (and including) November 14, 2025. The Option Award will be exercisable during the term following vesting, subject to Mr. Willis’s continued service with the Company at the time of exercise; provided, however, if Mr. Willis’s employment with the Company is terminated due to his death, disability or resignation for Good Reason or by the Company without Cause, the Option Award will remain exercisable for the shorter of (i) two years following the termination of Charles Willis’s service with the Company and (ii) the remainder of the term of the Option Award.

The foregoing description of the Option Award does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Award agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits.

Exhibit No.	Description
10.1	Stock Option Award Agreement, dated as of November 10, 2025, by and between Registrant and Charles F. Willis, IV†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: November 14, 2025

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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